Exhibit 99.1

Perrigo Announces Global Operations and Supply Chain Leadership Transition

Ron Janish, EVP Global Operations and Supply Chain, to Retire

Industry Veteran, Matt Winterman, Appointed EVP Product Supply, Operations Strategy & Transformation Officer

Dublin, Ireland – June 4, 2025 – Perrigo Company plc (NYSE: PRGO), a leading global provider of Consumer Self-Care Products, today announced the appointment of Matt Winterman as Executive Vice President, Product Supply, Operations Strategy and Transformation Officer, effective June 23, 2025. Mr. Winterman succeeds Ron Janish, who will retire from the Company on September 30, 2025, following a distinguished career at Perrigo spanning more than two decades. Both executives will closely work together to ensure a smooth transition.

Throughout his tenure, Mr. Janish played an integral role in advancing and aligning the Company’s supply chain with its transformation to a consumer self-care leader and steering its Supply Chain Reinvention program, which significantly reduced portfolio complexity and improved forecast accuracy. His leadership was especially impactful during the COVID-19 pandemic, when Perrigo’s global facilities remained operational, ensuring continued supply of essential self-care products to consumers and customers.

President and CEO Patrick Lockwood-Taylor commented, “We are deeply grateful to Ron for his more than two decades of outstanding leadership and unwavering commitment to Perrigo. His vision and execution have been instrumental in transforming our global supply chain and ensuring operational resilience, especially during some of the most challenging times in recent history.”

Mr. Winterman brings more than 20 years of global supply chain and strategy leadership to Perrigo. Most recently, he served as SVP of Global Supply Chain and Strategy at AstraZeneca, overseeing a $54 billion supply chain across 5,000 SKUs. In this capacity, he was instrumental in driving transformation and strategic investment in the manufacturing network. He also served as Global Head of end-to-end Supply Chain at Roche Holding AG, and prior to that in roles of increasing responsibility for technical operations strategy and supply chain performance at GSK plc. Mr. Winterman graduated with a Bachelor of Science degree in Economics from the University of Bristol.

Lockwood-Taylor concluded, “We are pleased to welcome Matt to Perrigo and our executive leadership team. His expertise will be pivotal in advancing Perrigo’s next-generation manufacturing and supply chain capabilities. Matt’s leadership will support the execution of our long-term consumer self-care strategy, ensuring operational excellence across a broad portfolio of molecules, dosage forms and price coverage.”

“I am honored to join the incredible team at Perrigo,” said Mr. Winterman. “I look forward to driving industry-leading initiatives to ensure our supply chain network operates at the highest standards, continuing to consistently and reliably deliver our self-care solutions to consumers and customers every day.”

About Perrigo

Perrigo Company plc is a leading pure-play self-care company with over a century of experience in providing high-quality health and wellness solutions to consumers primarily in North America and Europe. As a pioneer in the over-the-counter (OTC) self-care market, Perrigo offers trusted self-care solutions that can be used without the need for a prescription, ensuring accessibility and choice for consumers across molecules, dosage forms, and value tiers.

Perrigo’s unique business model leverages its complementary businesses, where cash-generative store brand private label offerings fuel investments for leading brands, including Opill®, Mederma®, Compeed®, EllaOne®, and Solpadeine®.

For more information, visit www.perrigo.com.

Forward-Looking Statements

This press release includes, and the matters discussed in Perrigo’s upcoming earnings release will include certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements involve known and unknown risks, uncertainties and other factors—many of which are beyond the Company’s control—that may cause the actual results, performance or achievements of the Company to be materially different from its current expectations, assumptions, estimates and projections. Interested persons are urged to consult the Company’s filings with the United States Securities and Exchange Commission, available at https://investor.perrigo.com/sec-filings, for a discussion of the Company’s business and financial condition and certain material trends, risks, uncertainties and other factors relating thereto, including those discussed under “Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2024.

Perrigo Contact

Bradley Joseph, Vice President, Global Investor Relations & Corporate Communications, (269) 686-3373, E-mail: bradley.joseph@perrigo.com

Nicholas Gallagher, Senior Manager, Global Investor Relations & Corporate Communications, (269) 686-3238, E-mail: nicholas.gallagher@perrigo.com